UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2019

ACTIVE HEALTH FOODS, INC.

Wyoming	000-54388	26-1736663
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Business Address	Mailing Address
6185 Magnolia Avenue Suite #403 Riverside CA. 92506	6185 Magnolia Avenue Suite #403 Riverside CA. 92506

(Registrant’s Address of Principal Executive Offices)	(Zip Code)

(951) 454-0889

(Registrant’s Telephone Number including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Common and Preferred	AHFD	OTC
Title of each Class	Trading Symbol(s)	Name of each Exchange on which Registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2019 Updates were made to the original By Laws originally filed on February 2, 2011.

Attached Exhibit “A” Board Resolution – By Law Updates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2019

Active Health Foods, Inc.

/s/ Gregory C. Manos	/s/ Gregory C. Manos
Gregory C. Manos	Gregory C. Manos
President & Sole Director	Secretary

EXHIBIT “A”

Minutes

Pursuant to a Special Meeting

of the

DIRECTORS

of

Active Health Foods, Inc.

WHEREAS, the undersigned, being the sole Director of Active Health Foods, Inc., a Wyoming corporation, does hereby agree at a Special Meeting of the Directors held on December 11, 2019, in lieu of a formally noticed Director meeting, to the specific actions herein stated; and

WHEREAS, the sole Director who placed his signature hereto consents to this Special Meeting and agrees now and forever to waive any formal notice to this meeting and any objection to this being a Special Meeting and unanimously agree and concur that this is and shall forever be considered a duly called, legally constituted and sanctioned Special Meeting of Directors of Active Health Foods, Inc.; and

WHEREAS, the sole Director of Active Health Foods, Inc. desires to make updates to Active Health Foods, Inc.’s By Laws effective December 11, 2019 that were originally filed with the Securities and Exchange Commission on February 2, 2011

THEREFORE, BE IT

RESOLVED, that this Board of Directors hereby accepts the updates made to Active Health Foods, Inc.’s By Laws; and be it

RESOLVED, that all Directors, officers, employees and agents of Active Health Foods, Inc. are hereby directed to perform all tasks necessary to carry out this Resolutions in a timely manner.

Fax or electronic signatures shall suffice as original signatures for all purposes and that signatures may be collected independently of each other such that when combined they will constitute one complete document for all purposes.

IN WITNESS WHEREOF, the undersigned, comprising the entire Board of Directors of Active Health Foods, Inc., hereupon attests and approves these Minutes in their entirety.

/s/ Gregory C. Manos
Gregory C. Manos
Director

Acknowledged and Affirmed with Corporate Seal Affixed Hereto

/s/ Gregory C. Manos
Gregory C. Manos
Secretary

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